DELOITTE &
  TOUCHE LLP
-------------------      ------------------------------------------------------
                         250 East Fifth Street        Telephone: (513) 784-7100
                         P.O. Box 5340
                         Cincinnati, Ohio 45201-5340




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 33-49081 of The Procter & Gamble Company on Form S-8 of our report dated August 27, 1996 appearing in this Annual Report on Form 11-K of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan for the year ended June 30, 1996.



/s/DELOITTE & TOUCHE LLP
--------------------------
Deloitte & Touche LLP
Cincinnati, Ohio
December 12, 1996